UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Analogic Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Analogic Corporation

Notice of Annual Meeting of Stockholders of

Analogic Corporation to be held on January 29, 2007

The Annual Meeting of Stockholders (the “Meeting”) of Analogic Corporation (the “Company”) will be held at the Company’s headquarters located at 8 Centennial Drive, Peabody, Massachusetts 01960, on Monday, January 29, 2007, at 11:00 a.m. (Eastern time) for the following purposes:

(1) To elect two (2) Class III directors for a three-year term, to hold office until the 2010 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

(2) To consider and act upon the matter of approving the Company’s proposed 2007 Stock Option Plan, a copy of which is included as Appendix A.

(3) To consider and act upon the matter of approving the Company’s proposed 2007 Restricted Stock Plan, a copy of which is included as Appendix B.

(4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

The Board of Directors has fixed the close of business on December 8, 2006, as the record date for determining the stockholders having the right to notice of and to vote at the Meeting.

ALEX A. VAN ADZIN
Secretary

December 22, 2006

IF YOU ARE ENTITLED TO VOTE AT THE MEETING,

KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on January 29, 2007

This Proxy Statement is furnished on behalf of the Board of Directors (the “Board”) of Analogic Corporation (the “Company”) in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company (the “Meeting”) to be held on Monday, January 29, 2007 at 11:00 a.m. (Eastern time) at the Company’s headquarters, and is being mailed, together with the form of proxy solicited, on or about December 26, 2006, to each stockholder of record of the Company as of the close of business on December 8, 2006.

The enclosed proxy, if executed and returned, will be voted by the persons named in the proxy as directed in the proxy and, in the absence of such direction, for the election of the two nominees as directors, for the adoption of the proposed 2007 Stock Option Plan, and for the adoption of the proposed 2007 Restricted Stock Plan, and in accordance with their best judgment as to any other matters which are properly brought before the Meeting.

Any stockholder giving a proxy in the enclosed form (the “Proxy”) retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including the giving of written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent Proxy. Attendance of the stockholder at the Meeting in person will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Secretary at the Meeting.

Quorum and Vote Required

The holders of record of shares of the Company’s common stock (the “Common Stock”), $.05 par value, at the close of business on December 8, 2006, may vote at the Meeting. On December 8, 2006, there were issued and outstanding 13,964,297 shares of Common Stock. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting of Stockholders of Analogic Corporation to be held on January 29, 2007.

The holders of a majority of the shares of Common Stock issued and outstanding at the close of business on December 8, 2006, shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the adoption of the proposed 2007 Stock Option Plan, and for the adoption of the proposed 2007 Restricted Stock Plan.

Shares that abstain from voting as to a particular matter will be considered to be represented at the Meeting with respect to that matter. However, shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter will not be considered as shares represented with respect to that matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting for the election of directors, adoption of the proposed 2007 Stock Option Plan, or adoption of the proposed 2007 Restricted Stock Plan.

Stock Ownership

The following table sets forth information as to all persons (including any “group,” as defined in section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) known by the Company to have owned beneficially 5% or more of its Common Stock as of August 31, 2006, based upon information received from or on behalf of the persons named. Unless otherwise noted, the Company believes that the beneficial owners listed have sole voting and investment power with respect to the shares listed.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class (as of August 31, 2006)
T. Rowe Price Associates, Inc. (1)	1,146,680	8.22%
100 East Pratt Street
Baltimore, Maryland 21202

Dimensional Fund Advisors, Inc. (1)	741,594	5.32%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401-1005

Royce & Associates LLC (1)	718,403	5.15%
1414 Avenue of the Americas, 9th Floor
New York, New York 10019-2578

(1)	The Company has been advised by T. Rowe Price Associates, Inc., Dimensional Fund Advisors, Inc., and Royce & Associates LLC that in their capacity as investment advisors, each is deemed a beneficial owner of the Company’s Common Stock as of August 31, 2006, in the amount indicated next to each name, respectively.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Articles of Organization and By-Laws, as amended (the “By-laws”), provide for the division of the Board into three classes, each having a staggered, three-year term of office. One class expires each year. The terms of two directors, Bernard M. Gordon and John A. Tarello, will expire at the Meeting. Bernard M. Gordon and John A. Tarello have been nominated for election as Class III directors, to hold office until the 2010 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The persons named in the enclosed Proxy will vote to elect as directors the two (2) nominees named above, both of whom are presently directors of the Company, unless authority to vote for the election of either or both of the nominees is withheld by marking the Proxy to that effect. In the event that either nominee should be unable to serve, discretionary authority is reserved for the named Proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that either of the nominees will be unwilling or unable to serve if elected.

The Board of Directors recommends a vote “FOR” each of the nominees.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock, as of October 31, 2006, by each director and nominee for director of the Company, each executive officer, and all directors, nominees for directors, and executive officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

Nominees for Class III director are indicated by two asterisks (**).

Name	Age	Principal Occupation or Employment	Director Since	Amount and Nature of Beneficial Ownership of the Company’s Common Stock as of October 31, 2006 (1)		Percent of Class
If elected, term expires in 2010:
Bernard M. Gordon**(3)	79	Executive Chairman	1969	22,334 shares	(7)	*

John A. Tarello** (3)(4)(5)	75	Vice Chairman of the Board and	1979	8,334 shares	(8)	*
		Retired Senior Vice President of
		Analogic Corporation

John W. Wood Jr. (6)	63	Chief Executive Officer	2004	52,500 shares	(9)	*

Term expires in 2009:
James J. Judge (2)(5)	50	Senior Vice President, Chief	2005	1,667 shares	(10)	*
		Financial Officer and Treasurer
		of NSTAR Corporation

Bruce W. Steinhauer (2)(4)(5)	73	Professor of Medicine, University	1993	8,334 shares	(11)	*
		of Tennessee School of Medicine,
		and Former President and Chief
		Executive Officer of The Regional
		Medical Center at Memphis

Gerald L. Wilson (2)(3)(4)(5)	67	Former Dean, School of	1980	6,334 shares	(12)	*
		Engineering, and Professor,
		Massachusetts Institute of Technology

Term expires in 2008:
M. Ross Brown (3)(5)	72	Retired Vice President of Analogic	1984	3,334 shares	(13)	*
		Corporation

Michael T. Modic (4)(5)	57	Chairman of the Division of	2001	6,667 shares	(14)	*
		Radiology at the Cleveland Clinic
		Foundation

Edward F. Voboril (2)(4)(5)	64	Chairman of the Board of Directors	1990	8,334 shares	(15)	*
		of Greatbatch, Inc.
Executive Officers (Other than
Mr. Gordon and Mr. Wood, listed above):
Edmund F. Becker, Jr.	70	President and Chief Operating	N/A	12,837 shares	(16)	*
		Officer

John J. Millerick	58	Senior Vice President,	N/A	9,214 shares		*
		Chief Financial Officer, and
		Treasurer

Alex A. Van Adzin	54	Vice President, General	N/A	10,000 shares	(17)	*
		Counsel, and Secretary

Donald B. Melson	55	Vice President and Corporate	N/A	4,500 shares		*
		Controller
Beneficial Ownership of Shares by All
Current Directors and Executive Officers as a Group (13 persons)				154,389 shares		1.1%

*	Represents less than 1% ownership.
(1)	The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed.
(2)	Member of Audit Committee.
(3)	Member of Business Operations Committee.
(4)	Member of Compensation Committee.
(5)	Member of Nominating and Corporate Governance Committee.
(6)	Mr. Wood resigned as President on November 8, 2006, and has notified the Company that he will retire on December 31, 2006, as a Director of the Company and as Chief Executive Officer of the Company.
(7)	Mr. Gordon serves as a Co-Trustee of The Bernard Gordon Charitable Remainder Unitrust (the “Trust”). The Trustees have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a section 501(c)(3) trust under the United States Internal Revenue Code of 1986, as amended, formed by Mr. Gordon with its principal office located at 14 Electronics Avenue, Danvers, Massachusetts. The total shares reported above as of October 31, 2006, include 18,900 shares owned by the Trust and 3,334 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.

(8)	Includes 8,334 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(9)	Includes 3,246 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(10)	Includes 1,667 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(11)	Includes 8,334 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(12)	Includes 3,334 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(13)	Includes 3,334 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(14)	Includes 6,667 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(15)	Includes 8,334 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(16)	Includes 3,750 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.
(17)	Includes 3,000 shares issuable upon exercise of options exercisable within 60 days of October 31, 2006.

Bernard M. Gordon was the Chairman of the Board of the Company from 1969 to April 2004, and was President from 1980 to 1995 and from October 2001 to April 2003. On November 8, 2006, the Board appointed Mr. Gordon as Executive Chairman on an interim basis while a search for Mr. Wood’s replacement as Chief Executive Officer of the Company is conducted. As Executive Chairman, Mr. Gordon will serve as the Chairman of the Board of the Company and as its principal executive officer. Mr. Gordon was Executive Chairman of the Company from February 2002 to April 2004, and was Chief Executive Officer from 1973 to 2000 and from February 2002 to August 2003. Mr. Gordon is the Chairman of the Board of Trustees of the Lahey Clinic. Mr. Gordon is also the Executive Chairman and the Chairman of the Board of Directors of Neurologica Corp. and has been since February 2005. From February 2004 to February 2005, he was that company’s Chairman of the Board of Directors, and from February 2004 to April 2006, he was its Chief Executive Officer. Neurologica Corp. develops and manufactures imaging equipment for neurological scanning applications.

John A. Tarello retired from the Company in November 1999. Mr. Tarello was the Chairman of the Board of the Company from April 2004 until November 8, 2006, on which date he was appointed as Vice Chairman of the Board of the Company on an interim basis. Mr. Tarello was the Company’s Controller from May 1970 to July 1982, a Vice President of the Company from 1971 to 1980, a Senior Vice President from 1980 to 1999, and Treasurer from 1985 to 1999.

John W. Wood Jr. joined the Company as President in April 2003, was appointed as President and Chief Executive Officer in August 2003, and was elected as a director of the Company in January 2004. On November 8, 2006, the Company received notice from Mr. Wood that he would be retiring as the Company’s Chief Executive Officer and as a director of the Company, effective December 31, 2006. Mr. Wood also resigned as President of the Company on November 8, 2006. On December 1, 2006, Mr. Wood was appointed as a director of American Superconductor Corporation. Prior to joining the Company, he served as President of Peek Ltd., a developer and supplier of electronics for traffic and transport and a division of Thermo Electron Corporation, from 1998 to 2001, and as a Senior Vice President of Thermo Electron Corporation, a developer and manufacturer of high-technology instruments in the life sciences and other industries, from 1995 to 1998. Prior to that time, he served for a number of years as the President and Chief Executive Officer of Thermedics, a manufacturer of detection instruments for security and quality assurance applications and biomedical materials and products and a subsidiary of Thermo Electron Corporation.

James J. Judge has been the Senior Vice President, Chief Financial Officer, and Treasurer of NSTAR Corporation since 1999. Prior to that, he held a number of executive positions at BEC Energy/Boston Edison.

Dr. Bruce W. Steinhauer is a Professor of Medicine at the University of Tennessee School of Medicine. Dr. Steinhauer retired in November 2006 as President and Chief Executive Officer of The Regional Medical Center at Memphis, where he had served in those capacities since 1998. Prior to that, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic from 1992 to 1998. Prior to that, he was the Senior Vice President for Medical Affairs and Chairman of the Board of Governors for the Medical Group Practice of the Henry Ford Hospital from 1988 to 1992.

Dr. Gerald L. Wilson is the former Dean of the School of Engineering at the Massachusetts Institute of Technology (“MIT”) and the Vannevar Bush Professor of Engineering at MIT. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. He is a trustee of NSTAR Corporation and a director of Evergreen Solar, Inc.

M. Ross Brown retired from the Company in November 1999. Mr. Brown joined the Company in August 1984 and was responsible for managing its manufacturing operations. He was elected as a Vice President in October 1984.

Dr. Michael T. Modic has been the Chairman of the Division of Radiology at the Cleveland Clinic Foundation in Cleveland, Ohio, since 1989, and has been on its Board of Governors since 2000. Dr. Modic also has been a Professor of Radiology at The Ohio State University College of Medicine and Public Health since 1993.

Edward F. Voboril has served as Chairman of the Board of Greatbatch, Inc. of Clarence, New York, since 1997. He served as that company’s President and Chief Executive Officer from 1990 to August 2006. Greatbatch, Inc. is a developer and manufacturer of power sources, wet tantalum capacitors, and precision engineered components and sub-assemblies used in implantable medical devices.

CORPORATE GOVERNANCE

The Board has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), and the listing standards of the Nasdaq Stock Market (“Nasdaq”). This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters, and code of business conduct and ethics described below are posted on the Corporate Governance section of the Company’s website, which is located at www.analogic.com. Alternatively, you can request a copy of any of these documents by writing to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: Alex A. Van Adzin, Vice President, General Counsel, and Secretary.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) to assist the Board in the exercise of its duties and responsibilities, and to serve the best interests of the Company and its stockholders. The Corporate Governance Guidelines provide a framework for the conduct of the Board’s business and specify, among other matters, that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet in executive session at least semi-annually;

•	directors have full and free access to officers and employees of the Company and, as necessary, independent advisors;

•	the Board and the Company’s management shall conduct a mandatory orientation program for new directors, and all directors are expected to be involved in continuing director education on an ongoing basis; and

•	the Board’s responsibilities include evaluating the overall effectiveness of the Board and its committees.

Board Determination of Independence

Under Nasdaq rules applicable to the Company, a director of the Company qualifies as an “independent director” only if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of M. Ross Brown, John A. Tarello, Edward F. Voboril, Michael T. Modic, Gerald L. Wilson, Bruce W. Steinhauer, or James J. Judge has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. Among other matters, these criteria specify that director nominees should have a reputation for integrity, demonstrated business acumen, a commitment to understand the Company and its industry, and the interest and ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective director nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of the Common Stock for at least a year as of the date on which such recommendation is made, to Nominating and Corporate Governance Committee, c/o Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting of stockholders.

Stockholders also have the right under the By-Laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth in Article II, Section 15, of the By-Laws. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given to the Secretary of the Company not later than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Any stockholder notice of nomination shall contain the information set forth in Article II, Section 15, of the By-Laws.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of the Company’s Vice President, General Counsel, and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

Board Meetings and Attendance

The Board met eleven times during the fiscal year ended July 31, 2006 (“fiscal 2006”), either in person or by teleconference. During fiscal 2006, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

The Company has no formal policy regarding the directors’ attendance at the annual meeting of stockholders. Company practice, however, is to have a meeting of the Board immediately following the annual meeting of stockholders. All directors attended the 2006 annual meeting of stockholders.

Board Committees

The Board has established four standing committees—Audit, Business Operations, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. A copy of each committee’s charter is posted on the Corporate Governance section of the Company’s website, which is located at www.analogic.com.

The Board has determined that all of the members of each of the Board’s four standing committees, except Bernard M. Gordon, a member of the Business Operations Committee, are independent as defined under Nasdaq rules applicable to the Company, including, in the case of all of the members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of the Company’s independent registered public accounting firm;

•	overseeing the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports made by the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s audited financial statements;

•	coordinating the Board’s oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures, and the Company’s code of business conduct and ethics;

•	establishing procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting or auditing matters;

•	meeting separately with the Company’s independent registered public accounting firm and with management; and

•	preparing the audit committee report required by SEC rules (which is included on page 19 of this Proxy Statement).

The Board has determined that Mr. Judge is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K.

The members of the Audit Committee are Mr. Judge, Chairman, Dr. Steinhauer, Mr. Voboril, and Dr. Wilson. The Audit Committee met seven times during fiscal 2006.

Business Operations Committee

The Business Operations Committee’s responsibilities include:

•	advising management on matters relating to the Company’s business operations.

The members of the Business Operations Committee are Mr. Brown, Mr. Gordon, Mr. Tarello, and Dr. Wilson. The Business Operations Committee met ten times during fiscal 2006.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving the compensation of the Company’s Chief Executive Officer;

•	reviewing and approving the compensation of the Company’s other executive officers;

•	reviewing and making recommendations to the Board with respect to incentive-compensation plans and equitybased plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The members of the Compensation Committee are Dr. Modic, Dr. Steinhauer, Mr. Tarello, Mr. Voboril, and Dr. Wilson. The Compensation Committee met six times during fiscal 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and for election to each of the Board’s committees;

•	reporting to the Board with respect to management succession planning; and

•	developing and recommending to the Board a set of corporate governance guidelines.

The members of the Nominating and Corporate Governance Committee are Mr. Brown, Mr. Judge, Dr. Modic, Dr. Steinhauer, Mr. Tarello, Mr. Voboril, and Dr. Wilson. The Nominating and Corporate Governance Committee met seven times during fiscal 2006.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers, and employees, including its principal executive officer, principal operating officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a copy of its Code of Business Conduct and Ethics on the Company’s website, which is located at www.analogic.com. In addition, the Company intends to post on its website all disclosures that are required by law or the Nasdaq’s listing standards concerning any amendments to, or waivers of, any provision of the Company’s Code of Business Conduct and Ethics.

Constitution of the Board of Directors and Consideration of Declassification

Effective January 1, 2007, the Board will be comprised of eight (8) members, consisting of three (3) Class I directors, three (3) Class II directors, and two (2) Class III directors. Each class serves for a staggered, three-year term, with the term of one class expiring each year. At the annual meeting of stockholders of the Company held on January 27, 2006 (the “2006 Annual Meeting”), a stockholder proposal was passed pursuant to which the Board was requested to take the necessary steps to provide that all directors have a one-year term of office. Subsequent to the 2006 Annual Meeting, the Board discussed the proposed declassification of the Board, its ramifications, and how other companies have responded to board declassification proposals. The Board determined that declassification of the Board would not be in the best interests of the stockholders of the Company and that the Board should not be declassified at the current time.

PROPOSAL 2

APPROVAL OF 2007 STOCK OPTION PLAN

On June 5, 2006, the Board adopted, subject to stockholder approval, the 2007 Stock Option Plan (the “2007 Option Plan”), and on December 7, 2006 the Board voted to increase the number of shares issuable pursuant to the 2007 Option Plan. Up to 250,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to stock options granted under the 2007 Option Plan.

The 2007 Option Plan is intended to allow for future option grants in addition to those currently authorized under the Company’s Key Employee Incentive Stock Option Plan dated June 11, 1998, as amended October 12, 2000, November 16, 2001, and September 20, 2006 (the “1998 Option Plan”). The Company also has a Key Employee Incentive Stock Option Plan dated June 11, 1993, as amended October 12, 2000 (the “1993 Option Plan”) under which no further option grants may be made. As of December 8, 2006, options to purchase 341,310 shares of Common Stock were outstanding under the 1998 Option Plan and the 1993 Option Plan, and an additional 330,400 shares were reserved under the 1998 Option Plan for future option grants.

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key employees and consultants. Accordingly, the Board believes adoption of the 2007 Option Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2007 Option Plan and the reservation of 250,000 shares of Common Stock for issuance thereunder.

Description of the 2007 Option Plan

The following is a brief summary of the 2007 Option Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Types of Options

The 2007 Option Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-qualified stock options, as described below (collectively, “Options”).

Incentive Stock Options and Non-qualified Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Except in certain circumstances, Options that vest based on continued service of the optionee may not vest earlier than one year from the date of grant. Unless otherwise provided by the Compensation Committee of the Board (the “Committee”) in the specific option agreement, each Option will vest as to 25% of the number of shares of Common Stock underlying the Option on each of the second, third, fourth, and fifth anniversaries of the date of grant.

The 2007 Option Plan permits the following forms of payment of the exercise price of Options: (i) by cash or check, (ii) by way of a “cashless exercise” through a broker, or (iii) by surrendering shares of Common Stock that have been held by the optionee for at least six months.

Transferability of Options

Options may not be transferred by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, Options are exercisable only by the participant.

Eligibility to Receive Options

Employees and consultants of the Company and its subsidiaries are eligible to be granted Options under the 2007 Option Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Options may be granted to any participant under the 2007 Option Plan may not exceed 150,000 shares per calendar year.

Plan Benefits

As of December 8, 2006, if the 2007 Option Plan had then been in effect, approximately 1,500 persons would have been eligible to receive Options under the 2007 Option Plan, including the Company’s six executive officers. The granting of Options under the 2007 Option Plan is discretionary, and the Company cannot now determine the number or type of Options to be granted in the future to any particular person or group.

On December 8, 2006, the last reported sale price of the Company Common Stock on the Nasdaq Global Market was $52.54.

Administration

The 2007 Option Plan is administered by the Committee. The Committee has the authority to amend and interpret the provisions of the 2007 Option Plan. Subject to any applicable limitations contained in the 2007 Option Plan, the Committee selects the recipients of Options and determines (i) the number of shares of Common Stock covered by Options and the dates upon which such Options become exercisable, (ii) the exercise price of Options (which may not be less than 100% of fair market value of the Common Stock), and (iii) the duration of Options (which may not exceed 10 years).

The Board is required to make appropriate adjustments in connection with the 2007 Option Plan and any outstanding Options to reflect stock splits, stock dividends, combinations, reclassifications, and other similar changes in capitalization.

Unless otherwise specified, in the event of a change-in-control, each Option will accelerate and become fully exercisable immediately prior to such change-in-control and expire upon the earlier of (i) its expiration date and (ii) the three month anniversary of the change-in-control.

The Committee may at any time provide that any Option will become immediately exercisable in full or in part.

If any Option expires or is terminated, the unused shares of Common Stock covered by such Option will again be available for grant under the 2007 Option Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Options in substitution for any options granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the 2007 Option Plan. Substitute Options will not count against the 2007 Option Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Committee may grant Options to eligible participants in international locations and may take necessary actions to comply with local regulations and requirements, including establishing subplans or programs under the 2007 Option Plan to recognize differences in the laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit, or other matters.

Amendment or Termination

No Option may be granted under the 2007 Option Plan after the day before the tenth anniversary of the 2007 Option Plan being approved by the Company’s stockholders, although Options previously granted may extend beyond that date. The Board may at any time amend, suspend, or terminate the 2007 Option Plan, provided that no amendment requiring stockholder approval under the Code or applicable Nasdaq rules will become effective until such stockholder approval is obtained. No Option will be made that is conditioned upon stockholder approval of any amendment to the Plan.

If stockholders do not approve the adoption of the 2007 Option Plan, the 2007 Option Plan will not go into effect, and the Company will not grant any Options under the 2007 Option Plan. In such event, the Board will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Options granted under the 2007 Option Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Options are exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. The plan provides that no Option will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Option is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the grant date and ending three months before the exercise date. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-qualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the grant date and more than one year after the exercise date, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-qualified Stock Options

A participant will not have income upon the grant of a non-qualified stock option. A participant will have compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the exercise date less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the exercise date. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3

APPROVAL OF 2007 RESTRICTED STOCK PLAN

On June 5, 2006, the Board adopted, subject to stockholder approval, the 2007 Restricted Stock Plan (the “2007 Stock Plan”), and on December 7, 2006 the Board voted to increase the number of shares issuable pursuant to the 2007 Stock Plan. Up to 500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2007 Stock Plan.

The 2007 Stock Plan is intended to allow for future grants of restricted stock in addition to those shares currently authorized under the Company’s Key Employee Stock Bonus Plan dated March 14, 1983, as amended on January 27, 1988 (the “1983 Bonus Plan”) and Key Employee Stock Bonus Plan dated October 12, 2000, as amended on March 11, 2003 (the “2000 Bonus Plan”, and together with the 1983 Bonus Plan, the “Bonus Plans”). As of December 8, 2006, 129,373 shares of restricted stock were reserved for future issuance under the 1983 Bonus Plan and the 2000 Bonus Plan.

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key employees and consultants. Accordingly, the Board believes adoption of the 2007 Stock Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2007 Stock Plan and the reservation of 500,000 shares of Common Stock for issuance thereunder.

Description of the 2007 Stock Plan

The following is a brief summary of the 2007 Stock Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Restricted Stock Awards

The 2007 Stock Plan provides for the grant of restricted stock (“Awards”). Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Such conditions may include the achievement of performance goals or continued service with the Company. Except in certain circumstances, Awards that vest based on continued service may not vest earlier than in three equal installments on each of the first three anniversaries of the date of grant. The Committee may condition an Award on the recipient not competing with the Company for a one year period following termination of such recipient’s employment with the Company.

Transferability of Awards

The unvested portion of Awards may not be transferred by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees and consultants of the Company and its subsidiaries are eligible to be granted Awards under the 2007 Stock Plan.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2007 Stock Plan may not exceed 50,000 shares per calendar year.

Plan Benefits

As of December 8, 2006, if the 2007 Stock Plan had then been in effect, approximately 1,500 persons would have been eligible to receive Awards under the 2007 Stock Plan, including the Company’s six executive officers. The granting of Awards under the 2007 Stock Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On December 8, 2006, the last reported sale price of the Company Common Stock on the Nasdaq Global Market was $52.54.

Administration

The 2007 Stock Plan is administered by the Committee. The Committee has the authority to amend and interpret the provisions of the 2007 Stock Plan. Subject to any applicable limitations contained in the 2007 Stock Plan, the Committee selects the recipients of Awards and determines the number of shares of Common Stock subject to any Award and the terms and conditions of such Awards, including conditions for repurchase, issue price, and repurchase price.

The Board is required to make appropriate adjustments in connection with the 2007 Stock Plan and any outstanding Awards to reflect stock splits, stock dividends, combinations, reclassifications, and other similar changes in capitalization.

Unless otherwise specified, in the event of a change-in-control, the restrictions covering each Award will lapse immediately prior to such change-in-control.

The Committee may at any time provide that any Award will become immediately free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award is canceled, terminated, or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2007 Stock Plan.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards in substitution for any restricted stock granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2007 Stock Plan. Substitute Awards will not count against the 2007 Stock Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Committee may grant Awards to eligible participants in international locations and may take necessary actions to comply with local regulations and requirements, including establishing subplans or programs under the 2007 Stock Plan to recognize differences in the laws, rules, regulations, or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit, or other matters.

Amendment or Termination

No Award may be granted under the 2007 Stock Plan after the day before the tenth anniversary of the 2007 Stock Plan being approved by the Company’s stockholders, although Awards previously granted may extend beyond that date. The Board may at any time amend, suspend, or terminate the 2007 Stock Plan, provided that no amendment requiring stockholder approval under the Code or applicable Nasdaq rules will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

If stockholders do not approve the adoption of the 2007 Stock Plan, the 2007 Stock Plan will not go into effect, and the Company will not grant any Awards under the 2007 Stock Plan. In such event, the Board will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2007 Stock Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding non-qualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Position
Bernard M. Gordon	79	Executive Chairman
John W. Wood Jr.	63	Chief Executive Officer
Edmund F. Becker, Jr.	70	President and Chief Operating Officer
John J. Millerick	58	Senior Vice President, Chief Financial Officer, and Treasurer
Alex A. Van Adzin	54	Vice President, General Counsel, and Secretary
Donald B. Melson	55	Vice President and Corporate Controller

For additional information with respect to Messrs. Gordon and Wood, who are also directors, see Proposal 1—Election of Directors.

Edmund F. Becker, Jr., joined the Company in 1977 and served until July 2004 as Vice President and General Manager of the Medical Imaging Components Division. From August 2004 until November 2005, Dr. Becker helped oversee Analogic’s divisional operations. In November 2005, he was appointed as Executive Vice President and Chief Operating Officer of the Company by the Board. In November 2006, he was appointed as President and Chief Operating Officer of the Company.

John J. Millerick joined the Company as Senior Vice President, Chief Financial Officer, and Treasurer in January 2000. Mr. Millerick was previously Senior Vice President and Chief Financial Officer of CalComp Technology Inc., a manufacturer of computer technology and peripherals, from 1996 to 1999. Prior to CalComp Technology Inc., Mr. Millerick was Vice President-Finance of the Personal Computer Business Unit of Digital Equipment Corporation, a computer manufacturer, from 1994 to 1995. Before joining Digital Equipment Corporation, Mr. Millerick served in several management positions at Wang Laboratories, Inc., leaving as Vice President-Corporate Controller and Acting Chief Financial Officer.

Alex A. Van Adzin joined the Company as Vice President, General Counsel, and Clerk in October 2003. Mr. Van Adzin was appointed Vice President, General Counsel, and Secretary in April 2005. Mr. Van Adzin was previously Senior Vice President, General Counsel, and Secretary at ManagedComp, Inc., a managed care workers’ compensation company, from 2001 to 2002. Prior to that, he was Corporate Counsel at the Liberty Mutual Group, a diversified financial services company, from 1996 to 2001. Before joining Liberty Mutual Group, Mr. Van Adzin was Vice President and Corporate Counsel at Abex Inc., a diversified aerospace and automotive products company, from 1990 to 1995.

Donald B. Melson joined the Company as Vice President and Corporate Controller in March 2006. Mr. Melson was previously Vice President and Corporate Controller of Millipore Corporation, a publicly-held global manufacturer of products and services for biopharmaceutical manufacturing and life science laboratories, from 2000 to 2006. Prior to this position, Mr. Melson held a number of financial management positions in Millipore Corporation and W. R. Grace & Co.

Executive officers of the Company are elected annually by the Board and hold office until their successors are chosen and qualified, subject to earlier removal by the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2006, the Company received approximately $59,000 from Neurologica Corp. primarily relating to contract manufacturing activities. Bernard M. Gordon, Executive Chairman of the Company, is the Executive Chairman and the Chairman of the Board of Directors of Neurologica Corp.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for each person who served as Chief Executive Officer during fiscal 2006 and each of the other executive officers of the Company in fiscal 2006 (collectively, the “Named Executive Officers”) for services rendered in all capacities for the last three fiscal years.

Name and Principal Position	Fiscal Year	ANNUAL COMPENSATION			LONG-TERM COMPENSATION AWARDS

		Salary	Bonuses	Total Annual Compensation	Restricted Stock Awards (A) (B)	Securities Underlying Options (C)	All Other Compensation (D)
John W. Wood Jr.	2006	$406,000	—	$406,000	—	—	$2,180
Chief Executive Officer	2005	406,000	—	406,000	—	—	900
	2004	406,000	$150,000	556,000	—	—	—

Edmund F. Becker, Jr. (1)	2006	$301,323	$15,000	$316,323	—	—	$2,555
President and Chief	2005	154,289	40,000	194,289	—	3,000	125
Operating Officer	2004	194,808	10,000	204,808	$139,600	—	4,624

John J. Millerick	2006	$250,000	$30,000	$280,000	—	—	$2,292
Senior Vice President,	2005	250,000	55,000	305,000	—	—	900
Chief Financial Officer, and Treasurer	2004	253,500	25,000	278,500	$279,200	—	3,700

Alex A. Van Adzin (2)	2006	$190,000	$20,000	$210,000		—	$2,104
Vice President, General	2005	190,000	55,000	245,000	$82,640	2,000	600
Counsel, and Secretary	2004	146,200	—	146,200	209,400	5,000	—

Donald B. Melson (3)	2006	$76,923	—	$76,923	—	—	—
Vice President and	2005	—	—	—	—	—	—
Corporate Controller	2004	—	—	—	—	—	—

Notes to Summary Compensation Table

(1)	Dr. Becker was appointed as Executive Vice President and Chief Operating Officer in November 2005. He was appointed as President and Chief Operating Officer in November 2006.
(2)	Mr. Van Adzin joined the Company in October 2003.
(3)	Mr. Melson joined the Company in March 2006.

(A)	Represents stock grants under one or both Bonus Plans, pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of a grant pursuant to one of the Bonus Plans is required to execute a non-competition agreement in a form satisfactory to the Company. The Bonus Plans are administered by a committee appointed by the Board. Generally, Common Stock granted pursuant to the Bonus Plans is not transferable for a period of three years from the date of the grant and is subject to a risk of forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason. Generally, on the third anniversary of the date of the grant and at the end of each of the next three years, the transfer restrictions will lapse with respect to 25% of the Common Stock provided the recipient remains in the employ of the Company. Failure to remain in the Company’s employ during all of the subsequent three-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. Common Stock granted pursuant to the Bonus Plans is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

(B)	The following table reflects shares of Common Stock granted pursuant to the Bonus Plans as to which transfer restrictions had not yet lapsed as of July 31, 2006.

Name	Shares	Market Value at July 31, 2006
John W. Wood Jr.	20,000	$914,800
Edmund F. Becker, Jr.	3,749	171,479
John J. Millerick	7,499	343,004
Alex A. Van Adzin	7,000	321,180
Donald B. Melson	—	—

(C)	Represents options granted pursuant to the 1998 Option Plan.

(D)	Represents profit-sharing distribution.

Stock Option Grants In Last Fiscal Year

No grants of options to purchase the Company’s Common Stock were made to any of the Named Executive Officers in fiscal 2006.

Stock Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding stock options exercised during fiscal 2006 and held by the Named Executive Officers as of July 31, 2006.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John W. Wood Jr.	4,254	$172,318	3,246	7,500	—	—
Edmund F. Becker, Jr.	—	—	3,000	3,000	$7,845	$13,260
John J. Millerick	10,000	$226,828	—	—	—	—
Alex A. Van Adzin	—	—	1,250	5,750	3,638	19,753
Donald B. Melson	—	—	—	—	—	—

(1)	The value of in-the-money options at year-end represents the aggregate difference between the option exercise price and the market value of the Common Stock at July 31, 2006. “In-the-money” options are options whose exercise price was less than $45.74, the closing price of the Common Stock on July 31, 2006.

Equity Compensation Plan Information

The following table provides information about the shares of Common Stock authorized for issuance under the Company’s equity compensation plans as of July 31, 2006:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	425,747	$43.04	895,513	(1)
Equity compensation plans not approved by security holders	0	N/A	0

Total	425,747	$43.04	895,513	(1)

(1)	Includes 488,313 shares issuable under the Company’s Employee Stock Purchase Plan in connection with current and future offering periods under that plan.

Compensation of Directors

The Chairman of the Board is entitled to receive a monthly fee of $5,000, provided he is not an employee of the Company. Each director of the Company who is not an employee of the Company is entitled to an annual fee of $15,000. In addition, each director of the Company who is not an employee of the Company is entitled to a fee of $1,500 per meeting for each meeting of the Board or any Board committee attended in person, and a fee of $1,000 per meeting for each meeting of the Board or any Board committee attended by telephone, together with reimbursement of travel expenses under certain circumstances. In addition, each director who serves as a chairman of a Board committee and is not an employee of the Company is entitled to an annual fee of $3,000. Mr. Gordon, who as Executive Chairman of the Company, serves as the Chairman of the Board and as principal executive officer of the Company, has not received and will not receive any compensation payable for service as a director or as Chairman of the Board while serving as the Company’s principal executive officer, for which he receives compensation at the annualized rate of $350,000 per year.

During fiscal 2006, the Company paid to M. Ross Brown, a director of the Company, a total of $40,000 in consulting fees for services rendered in connection with certain operational matters.

In June 1996, the Board adopted and the stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, which was amended by the Board on December 8, 2003, and approved by the stockholders at the January 2004 Annual Meeting of the Stockholders, and as further amended by the Board on September 20, 2006 (the “1997 Plan”). Pursuant to the 1997 Plan, options to purchase 150,000 shares of Common Stock may be granted only to directors of the Company or any subsidiary who are not employees of the Company or any subsidiary. The exercise price of options granted under the 1997 Plan is the fair market value of the Common Stock on the date of grant. The 1997 Plan provides that each new non-employee director who is elected to the Board shall be granted an option to acquire 5,000 shares, effective as of the date on which he or she is first elected to the Board.

Every four years from the date on which a non-employee director was last granted a non-employee director option, that non-employee director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

Options granted under the 1997 Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire ten years after the date of grant. No grants of options to purchase the Company’s Common Stock were made under the 1997 Plan to any of the directors in fiscal 2006.

The 1997 Plan is administered by members of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and holders of more than 10% of a registered class of its equity securities to file with the SEC initial reports of ownership of the Company equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors, and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such filings by our directors, executive officers, and 10% stockholders, or written representations from certain of those persons, the Company believes that all filings required to be made by those persons during the fiscal 2006, were timely made, except that Lothar Koob, the Company’s former Executive Vice President of Medical Computed Tomography, who left the employment of the Company on June 16, 2006, was 18 business days late in filing a Form 4 to report the acquisition of 1,743 shares on January 27, 2006.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Company’s Board during fiscal 2006 were Dr. Wilson, Chairman, Dr. Modic, Mr. Tarello, Dr. Steinhauer, and Mr. Voboril. No executive officer of the Company has served as a director or member of the compensation committee of any other company whose executive officers, or any of them, serve as a member of the Company’s Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Company’s technology-driven philosophy and strategic growth objectives require an ability to attract and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of stockholder value.

The purpose of the Compensation Committee is to develop, implement, and control executive remuneration practices which:

•	Align management objectives with stockholder interests;

•	Balance short-term (annual) business plans with longer-term strategic goals;

•	Link executive remuneration to individual and Company performance; and

•	Provide for remunerative practices that are highly motivational to the individual and competitive in the marketplace.

The Committee determines and approves all recommendations for base salary adjustments, cash incentive awards, and/or stock incentive awards for the Company’s Chief Executive Officer and other senior executives.

Annual Compensation

Executive salary ranges and annual incentive award targets are established annually. The Company’s intent is to compensate executives at a competitive level for its industry.

Each position is assigned a salary range appropriate to the impact and scope of that position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall Company results and achievement of individual objectives during each fiscal year. Measures of Company performance include sales growth, profit attainment, technical creativity, timely introduction of new products, manufacturing efficiency, product quality, employee morale, and turnover.

Individual performance factors are relevant to the area of responsibility for each executive, and include divisional performance where appropriate. The Committee reviewed competitive salary practices for executive officers and determined a base salary for each officer which it deemed to be appropriate in fiscal year ended July 31, 2006 (“fiscal 2006”).

Incentive Bonus

During fiscal 2006, the Company established annual incentive performance plans (“incentive plans”) for employees, including the Named Executive Officers, whose positions are determined by the Company to have a significant impact on the operating results of the Company. By providing in each case for a target bonus amount equal to a fixed percent of an employee’s base salary, these incentive plans are designed to motivate and assist in retaining such employees and to reward performance that results in achievement of both one or more predetermined key Company goals and individual objectives. In fiscal 2006, the key Company goal was determined to be, and each incentive plan included as the key Company goal, a Company-wide targeted after-tax operating profit per share. Each incentive plan further provided that unless the key Company goal and both divisional/subsidiary (if applicable) and individual goals were achieved, no bonus would be payable. The key Company goal was not achieved in fiscal 2006 and thus no bonus was paid pursuant to any of the incentive plans.

The Company does provide cash bonuses to attract, retain, and motivate executive officers, primarily as a first year incentive. Bonuses were paid to certain Named Executive Officers during fiscal 2006 for services rendered in the fiscal year ended July 31, 2005. Those bonuses are set forth in the bonus column with respect to fiscal 2005 in the Summary Compensation Table on page 15 of this Proxy Statement.

Longer-Term Incentives

Stock incentives, which include stock options and/or stock grants, were provided through one or more of the following Plans, previously approved by vote of the stockholders:

•	Key Employee Stock Bonus Plan dated March 14, 1983, as amended.

•	Key Employee Stock Bonus Plan dated October 12, 2000, as amended.

•	Key Employee Incentive Stock Option Plan dated June 11, 1998, as amended.

Each stock incentive award to an individual recipient takes into account the contribution of the individual to longer-term results, his/her impact upon divisional or corporate objectives, and the level of his/her position within the organization. The potential realization of gain from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

Compensation of the Chairman and Chief Executive Officer

John W. Wood Jr. was the Company’s Chief Executive Officer throughout fiscal 2006.

Mr. Wood’s annual base salary rate was $406,000. He did not receive a bonus for fiscal 2006.

COMPENSATION COMMITTEE Gerald L. Wilson, Chairman Michael T. Modic Bruce W. Steinhauer John A. Tarello Edward F. Voboril

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is comprised of four members, each of whom qualifies as an “independent” director under current Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended July 31, 2006, and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application, and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls, or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial, and auditing personnel.

Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit-related services to the Company is compatible with maintaining such registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006.

AUDIT COMMITTEE James J. Judge, Chairman Bruce W. Steinhauer Edward F. Voboril Gerald L. Wilson

Information Regarding the Company’s Independent Registered Public Accounting Firm

General

The Audit Committee has selected PricewaterhouseCoopers LLP as the the Company’s independent registered public accounting firm which will audit its financial statements for the fiscal year ending July 31, 2007. Representatives of PricewaterhouseCoopers LLP, which has served as the Company’s independent registered public accounting firm for each fiscal year since 1991, are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the appropriate fees billed to the Company by PricewaterhouseCoopers LLP, the independent registered public accounting firm:

	Fiscal 2006 (In thousands)	Fiscal 2005 (In thousands)
Audit Fees (a)	$2,533	$2,550
Audit-Related Fees (b)	32	17
Tax Fees (c)	170	377
All Other Fees	4	—

	$2,739	$2,944

(a)	Fees for audit services billed related to fiscal 2006 consisted substantially of the following:

•	Audit of the Company’s fiscal 2006 financial statements.

•	Reviews of the Company’s quarterly financial statements in fiscal 2006.

•	Internal control attestation procedures as required by the Sarbanes-Oxley Act of 2002, Section 404.

Fees for audit services billed related to fiscal year ended July 31, 2005 (“fiscal 2005”) consisted substantially of the following:

•	Audit of the Company’s fiscal 2005 financial statements.

•	Reviews of the Company’s quarterly financial statements in fiscal 2005.

•	Internal control attestation procedures as required by the Sarbanes-Oxley Act of 2002, Section 404.

(b)	Fees for audit-related services billed related to fiscal 2006 and fiscal 2005 consisted of the following:

•	Filing of SEC Forms S-8 and 8-K.

(c)	Fees for tax services billed in fiscal 2006 and fiscal 2005 consisted substantially of the following:

•	U.S. and foreign tax compliance.

•	Tax planning and advice services relating to an international restructuring plan.

The fees related to the services above were approved by the Audit Committee.

The Audit Committee has adopted a policy in its charter to pre-approve all services (audit and non-audit) to be provided to the Company by its independent registered public accounting firm, except that de minimis non-audit services may be approved in accordance with applicable SEC rules, including paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Company management and the independent registered public accounting firm to determine that the provision of such services was permissible under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants. None of the services above was approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Center for Research in Security Prices of the University of Chicago (“CRSP”) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Total Return Index for all Nasdaq stocks with SIC Codes related to the Company’s business. The graph assumes $100 invested on July 31, 2001, in the Company’s Common Stock and $100 invested at that time in each of the Nasdaq indexes. The comparison assumes that all dividends are reinvested.

Comparison of Five–Year Cumulative Total Returns

Performance Graph for Analogic Corporation

Produced on 11/10/2006 including data to 7/31/2006

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. Copyright 2006.

PROPOSALS OF STOCKHOLDERS

A stockholder of the Company who intends to present a proposal for action at the 2008 annual meeting of stockholders of the Company may seek to have his or her proposal included in the Company’s proxy materials for that meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder’s address and statement of the number of shares of Common Stock held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. The proposal must satisfy the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy materials relating to the 2008 annual meeting of stockholders. To have a proposal considered for inclusion in the proxy materials for the 2008 annual meeting of stockholders, a stockholder must give the aforesaid notice and submit his or her proposal no later than August 28, 2007. The notice and text should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: Alex A. Van Adzin, Vice President, General Counsel, and Secretary.

If a stockholder wishes to make a proposal at the 2008 annual meeting of stockholders and does not notify the Company of that matter by November 12, 2007, the proxies that management solicits for the 2008 annual meeting of stockholders will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before that meeting.

OTHER MATTERS

On December 7, 2006, the Board amended the By-Laws by deleting therefrom the then-current ARTICLE IV and substituting therefor a new ARTICLE IV. The full text of the new ARTICLE IV is set forth in Appendix C to this Proxy Statement. The By-Laws amendment permits shares of the Company’s Common Stock to participate in the Direct Registration System (“DRS”) currently administered by the Depository Trust Company by allowing for the issuance of uncertificated shares. Prior to the amendment, the By-Laws did not permit the issuance of uncertificated securities, a prerequisite to eligibility for DRS participation.

The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the proxies or their substitutes shall vote the proxies in respect of any such business in accordance with their best judgment.

The cost of preparing, assembling, and mailing the proxy materials will be borne by the Company. The Company may solicit proxies other than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, through correspondence, or in person, to obtain proxies. The Company may also employ a proxy solicitation service, in which case the Company may pay a fee to the proxy solicitation service. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their out-of-pocket expenses in so doing.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s annual report may have been sent to multiple stockholders in a household. The Company will promptly deliver a separate copy of either document to any stockholder who writes to or calls the Company at the following address or telephone number: Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: Alex A. Van Adzin, Vice President, General Counsel, and Secretary; telephone number: 978-326-4000. If a stockholder wishes to receive separate copies of the Company’s annual report and Proxy Statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her, or its bank, broker, or other nominee record holder. Alternatively, the stockholder may contact the Company at the above-referenced address or telephone number.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Company’s Annual Report on Form 10-K should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: Alex A. Van Adzin, Vice President, General Counsel, and Secretary.

For the Board of Directors

Alex A. Van Adzin Secretary

December 22, 2006

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE, AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

APPENDIX A

ANALOGIC CORPORATION

2007 STOCK OPTION PLAN

I. Purpose.

The purpose of the 2007 Analogic Stock Option Plan (“Plan”) is to further the growth and development of Analogic Corporation (“Company”) by enhancing the Company’s ability to attract, motivate and retain certain key Employees and Consultants of the Company and its subsidiary corporations. The Plan permits the grant of Stock Options, both Incentive Stock Options (“ISOs”) and Non-Qualified Stock Options (“NQSOs”). The Plan has been adopted and approved by the Company’s Board of Directors (“Board”) and will become effective upon approval by the Company’s stockholders. Unless terminated sooner, the Plan will terminate at the close of business on the day before the tenth anniversary of the date the Plan was approved by the Company’s stockholders. Upon termination of the Plan, outstanding Stock Options under the Plan will remain outstanding, but no additional Awards may be issued under the Plan.

II. Administration.

The Plan shall be administered by the Compensation Committee (“Committee”) appointed by the Board except as specified within the Plan. The Committee shall have the authority, except as specified to the contrary within the Plan, to determine eligibility and participation, grant Awards, amend the Plan, determine the terms and provisions of the respective Award Agreements, which need not be the same in all cases, interpret the respective Award Agreements and the Plan, and make all other determinations which, in the Committee’s judgment, are necessary or desirable in the administration of the Plan. Any determinations made by the Committee shall be final and binding. In the case of any Awards intended to qualify under the performance-based compensation exemption under Section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award as such. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the Exercise Price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization) without the approval of the Company’s stockholders.

III. Eligibility.

All Employees and Consultants are eligible to receive Stock Options under the Plan. Eligibility to receive ISOs is limited to Employees of the Company or a subsidiary corporation as defined in Section 424 of the Code.

IV. Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section VI(a), the maximum number of shares of Common Stock, par value of $.05 per share (“Shares”), which may be issued to Participants under the Plan shall be 250,000 and the maximum number of Shares that may be issued upon exercise of ISOs under the plan is 250,000. Except as specified herein, any Shares subject to an Award which expires or terminates unexercised will again become available for grant under the Plan. Shares tendered or withheld to satisfy the Exercise Price or tax obligations associated with a Stock Option will not become available for further grant under the Plan. In addition, Shares purchased on the open market using proceeds from Stock Option exercises will not become available for further grant under the Plan.

(b) Other Limits. The maximum number of Shares subject to Stock Options that may be granted to any one Participant in any calendar year under the plan is 150,000 Shares. This limit is intended to comply with Section 162(m) of the Code or any successor provision. Notwithstanding anything to the contrary within the Plan, the foregoing limitations shall be subject to appropriate adjustment under Section VI(a) to the extent that such adjustment will not affect the status of any Stock Option intended to qualify as performance-based compensation under Section 162(m) of the Code.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any stock options granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in the Plan. To the extent permitted by the requirements of Section 422 of the Code, the Nasdaq Stock

Market (“Nasdaq”) or the applicable stock exchange or other legal requirements, any Shares that are issued pursuant to exercise of Stock Options either assumed or converted due to an acquisition will not impact the number of Stock Options available for grant under the Plan.

V. Grant, Terms and Conditions Applicable to Stock Option Awards.

(a) Grant and Documentation. The Committee may grant Stock Options to purchase Shares of Common Stock. Each Stock Option granted under the Plan shall be identified in an Award Agreement as either an ISO pursuant to Section 422 of the Code or a NQSO. Any Stock Option designated as an ISO will qualify only to the extent it does not exceed the $100,000 limitation of Section 422(d) of the Code. The Award Agreement shall also specify a number of Shares underlying the Stock Option, the Exercise Price of the Stock Option, the period during which the Stock Option may be exercised and all other terms and, to the extent they are not inconsistent with the provisions of the Plan, any other conditions of the Stock Option the Committee deems necessary or advisable to further the purpose of the Plan or to comply with tax, regulatory and/or accounting principles or requirements.

(b) Option Price. The Exercise Price, which is the amount payable to the Company by the recipient upon exercise of a Stock Option, shall be determined by the Committee. The Exercise Price per Share shall be not less than 100% of the Fair Market Value of Common Stock on the date the Stock Option is granted. The Fair Market Value shall be determined by the mean of the high and low sales prices on the date of grant (or the most recent trading day if the date of grant is not a trading day), provided, however, that the Exercise Price of any ISO granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the Shares of Common Stock on the date of grant of the Stock Option.

(c) Vesting and Exercisability. The Committee may determine the time or times at which each Stock Option awarded under the plan will vest or become exercisable, subject to the limitations provided herein:

(i) Maximum Term. No Stock Option may be granted with a term in excess of 10 years, or, in the case of an ISO granted to a Ten Percent Shareholder, five years.

(ii) Minimum Vesting. No Stock Option grant, or portion of a Stock Option grant, that vests based on the Continued Service of a Participant will vest earlier than one year from the date the Stock Option was awarded, except as provided under Section V(d) or Section VI(c) of the Plan.

Unless otherwise provided in an Award Agreement, Stock Options shall vest, subject to a Participant’s Continued Service and other provisions herein, according to the following schedule: 25% of a given Stock Option Award will vest on the second anniversary of the date of grant, with another 25% vesting each subsequent anniversary of the date of grant until the entire grant is vested (at the end of five years). The Committee may, in its discretion, structure the vesting of a Stock Option award upon defined performance criteria and related Company, division, subsidiary or individual goals and objectives.

(d) Effect of Termination of Employment. Except as otherwise determined by the Committee and provided in an Award Agreement:

(i) in the event a Participant’s employment with the Company shall terminate for any reason other than death, Disability, Discharge For Cause, Retirement or Voluntary Resignation (non-retirement), Stock Options that are exercisable as of the date of termination will remain exercisable for 90 days from the date of termination, but under no circumstances will Stock Options be exercisable beyond the expiration of the Stock Option’s term and Stock Options that are not exercisable on the date of termination shall be terminated at that time;

(ii) in the case of the death of a Participant, Stock Options held by the Participant at the time of death will accelerate, become fully exercisable and remain exercisable by the Participant’s legal representatives or heirs until the earlier of one year from the date of death or the expiration of each Stock Option’s term;

(iii) if a Participant’s employment terminates due to Disability, Stock Options held by the Participant at the time of such termination will accelerate, become fully exercisable and remain exercisable by the Participant (or such Participant’s legal representatives) until the earlier of one year from the date of termination or the expiration of each Stock Option’s term;

(iv) if a Participant is Discharged For Cause, all outstanding Stock Options held by the Participant (whether vested or unvested) will be terminated as of the commencement of business on the date of termination;

(v) in the event that a Participant’s employment terminates due to Retirement, Stock Options that have been outstanding for less than one year as of the date of Retirement will be forfeited, and Stock Options that have been outstanding for more than one year as of the date of Retirement will continue to vest for up to one year from the date of Retirement and will remain exercisable for up to one year from the date of Retirement, or until the expiration of their term, if sooner, and Stock Options that are vested as of the date of Retirement will also remain exercisable for up to one year from Retirement or until the expiration of their term, if sooner; and

(vi) if a Participant’s employment terminates due to Voluntary Resignation (non-retirement), all currently outstanding Stock Options, both vested and unvested, will be forfeited as of the date of Voluntary Resignation.

(e) Taxes. The Committee shall establish requirements as it deems appropriate in order to ensure that no Shares shall be delivered under the Plan to any Participant or their representatives, until such person(s) have made arrangements acceptable to the Committee for the payment of any Federal, State, Local, Employment or other applicable taxes required by law. The Company may deduct any such tax obligations from any payment of any kind due to the Participant. As determined appropriate by the Committee, minimum tax obligations may be satisfied in whole or in part by the delivery of Shares, including Shares retained from the exercise or other event creating the tax obligation. Any Shares withheld for this reason shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.

(f) Transferability. Each Stock Option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during a Participant’s lifetime (unless Disabled within the meaning of the Plan), only by the Participant.

(g) Exercise of Stock Options. Stock Options awarded under the Plan may be exercised by delivering notice, as specified in the applicable Award Agreement, along with full payment of the Exercise Price for all Stock Options being exercised. Payment of the Exercise Price for one or more Stock Option(s) may be satisfied (i) in U.S. dollars (cash or check) or (ii) in one or more of the following ways (to the extent permitted by the Committee): through the delivery of an appropriate number of Shares of Common Stock that have been held by the Participant for at least six months, or through a cashless exercise program in conjunction with a securities brokerage firm. No Shares shall be distributed to any Participant prior to the full payment of the Exercise Price to the Company.

(h) Acceleration. The Committee may at any time provide that any Stock Option shall become immediately exercisable in full or in part, or free of some or all restrictions or conditions.

VI. Effect of Certain Transactions.

(a) Change in Capitalization. In the event of a stock split, reverse stock split, stock dividend, combination, reclassification or similar change in the capital structure of the Company, the Committee shall make appropriate adjustments to: the number of Shares of stock issuable upon exercise of outstanding Stock Options, the Exercise Price relating to any outstanding Stock Option, the maximum number of Shares available for issuance under the Plan, and the maximum number of Shares subject to Stock Options which may be awarded to any Participant during any tax year of the Company or as ISOs in order to prevent either the dilution or enlargement of the rights of Participants; provided that, any adjustments to ISOs shall be made in accordance with Section 424 of the Code. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the Exercise Price of and the number of Shares subject to each Stock Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises a Stock Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares of Common Stock acquired upon such Stock Option exercise, notwithstanding the fact that such Shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Liquidation. The Committee shall notify Participants no less than twenty (20) days in advance of any proposed dissolution or liquidation of the Company. Unless specified otherwise in an individual’s employment contract or Award Agreement, all unexercised Stock Options shall terminate immediately prior to consummation of such dissolution or liquidation.

(c) Change-in-Control. Unless otherwise specified in an individual Award Agreement or otherwise, in the event of a Change-in-Control, each outstanding Stock Option under the Plan shall, immediately prior to such Change-in-Control, accelerate and become fully exercisable, subject to all other terms of the Stock Option or as specified in the Award Agreement and expire no sooner than the earlier of three months from the date of such Change-in-Control or the expiration of its term.

VII. Other Provisions Related To Stock Options.

(a) Limitation of Rights. Neither eligibility under, nor participation in, the Plan shall be construed as giving any person the right to continued employment or any rights as a stockholder except as to Shares that are actually issued under the Plan. Furthermore, no person shall have any claim to receive a Stock Option grant under the Plan. The Committee’s grant of Stock Options to a Participant at any time shall not require the Committee to grant any other Stock Option Awards to such Participant or other persons at any time.

(b) Conditions to Effectiveness of the Plan. The Plan was adopted by the Board of Directors on June 5, 2006 and amended on December 7, 2006 and will become effective upon approval by the Company’s stockholders. No Stock Option may be granted under the Plan after the day prior to the tenth anniversary of the date the Plan was approved by the Company’s stockholders. No Stock Option shall be granted or exercised if the grant of the Stock Option, or the exercise and the issuance of Shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction. Furthermore, if any term or provision of the Plan shall be deemed invalid, unlawful or unenforceable, that term or provision in question shall be revised in order to be valid, lawful and enforceable, but will not affect any other provision of the Plan.

(c) Alteration, Termination, Discontinuance, Suspension or Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that:

(i) to the extent required by Section 162(m), no Stock Option granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Stock Option, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m));

(ii) no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and

(iii) if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq rules, no amendment to the Plan:

(A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section VI),

(B) expanding the types of Stock Options that may be granted under the Plan, or

(C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained.

In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to ISOs, the Board may not effect such modification or amendment without such approval. No Stock Option shall be granted that is conditioned upon stockholder approval of any amendment to the Plan.

(d) International Stock Option Considerations. Stock Options may be awarded under the Plan to eligible persons in international locations. Although the Committee may not take any actions that would violate applicable laws, the Committee reserves the right to take necessary actions in order to comply with local regulations and requirements, including without limitation:

(i) the right to establish separate sub-plans or programs to provide for the grant of Stock Options to eligible persons in international jurisdictions,

(ii) the right to tailor such sub-plans in a manner that, as the Committee determines necessary and advisable, to comply with local laws and regulations or to maximize the efficiency of the plan in light of local tax or accounting considerations, and

(iii) the right to take any action required, either before or after the grant of a Stock Option, to comply with any applicable local government regulatory exemptions or approvals.

(e) Conditions to Exercise of Options. The Committee shall not be obligated to deliver any Shares upon the exercise of Stock Options to the extent that such delivery or distribution would not comply with all applicable laws (including, the requirements of the Securities Act of 1933). In addition the Committee may require that the Participant:

(i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that the Participant is acquiring the Stock Option and, at the time of exercising the Stock Option, that the Participant is acquiring the Shares for their own account, for investment or not with a view to or in connection with any distribution,

(ii) shall have agreed to any restrictions on transfer, in a manner satisfactory to the Committee, and

(iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the Stock Option and on the certificate representing the Shares.

(f) Compliance With Code Section 409A of the Code. No Stock Option shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Stock Option is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if a Stock Option that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee.

(g) Governing Law. The provisions of the Plan and all Stock Options made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

VIII. Definitions. As used within the plan, the following definitions apply to the terms indicated below:

•	“Award” – Refers to any Stock Option, either Incentive Stock Option or Non-Qualified Stock Option, granted pursuant to the terms of the Plan.

•	“Award Agreement” – Refers to either a written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award and its terms.

•	“Board” – Refers to the Board of Directors of the Company.

•	“Code” – Refers to the Internal Revenue Code of 1986, as amended.

•	“Common Stock” or “Shares” – Refers to shares of Common Stock of the Company.

•	“Change-in-Control” – For purposes of the Plan, a Change-in-Control will be deemed to have occurred upon (A) any merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation) or (B) the issuance, sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction or (C) the sale of all or substantially all of the assets of the Company.

•	“Committee” – The Compensation Committee of the Board of Directors.

•	“Company” – Means Analogic Corporation and, except where the context otherwise requires, shall include any subsidiary corporations within the meaning of Section 424 of the Code.

•	“Consultant” – Refers to a consultant of the Company.

•	“Continued Service” – Refers to uninterrupted employment with the Company.

•	“Disability” – Applies if a Participant is entitled to receive benefits under a company sponsored disability program. If no program is in effect for that Participant, Disability will apply if the Participant has become totally and permanently disabled as specified under Section 22(e)(3) of the Code.

•	“Discharge For Cause” – Refers to termination of an Employee’s service in a manner either consistent with the definition of “Cause” as outlined in a written agreement between the Participant and the Company, or the intentional dishonest, illegal or insubordinate conduct which is materially injurious to Analogic or a subsidiary, or the breach of any provision of any employment, nondisclosure, non-competition or similar agreement. The Committee, in its sole discretion, shall determine whether circumstances warrant a Discharge For Cause.

•	“Employee” – Refers to any individual employed by the Company.

•	“Exercise Price” – Refers to the amount payable to the Company by the recipient upon exercise of a Stock Option

•	“Fair Market Value” – Refers to the mean of the high and low sales prices on a given date.

•	“Incentive Stock Option” or “ISO” – A Stock Option granted to an Employee that meets the requirements of Section 422 of the Code.

•	“Nasdaq” – Refers to the Nasdaq Stock Market.

•	“Non-Qualified Stock Option” or “NQSO” – Any Stock Option granted under the plan that is not an Incentive Stock Option.

•	“Participant” – Refers to a person who is granted a Stock Option under the Plan.

•	“Plan” – The Analogic 2007 Stock Option Plan, as amended from time to time.

•	“Retirement” – Applies if any Employee of the Company leaves the employment of the Company on or after age 55 with 10 or more years of service or on or after age 65. Does not apply in situations pursuant to any Discharge For Cause or pursuant to any termination for unsatisfactory performance, as determined by the Company

•	“Section 162(m)” – Refers to Section 162(m) of the Code.

•	“Stock Option” – The option to acquire shares of Common Stock upon payment of the Exercise Price.

•	“Ten Percent Shareholder” - A person who owns (as defined under Section 424(d) of the Code) as of at the time a Stock Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

•	“Vesting Date” – Refers to the date established by the Committee on which an Award shall vest or the date upon which Performance Goals applicable to an Award are achieved.

•	“Voluntary Resignation (non-retirement)” – Refers to non-retirement eligible participants leaving the Company on their own volition.

APPENDIX B

ANALOGIC CORPORATION

2007 RESTRICTED STOCK OPTION PLAN

I. Purpose.

The primary purpose of the 2007 Analogic Restricted Stock Plan (“Plan”) is to further the growth and development of Analogic Corporation (“Company”) by enhancing the Company’s ability to attract, motivate and retain Employees and Consultants of the Company and its subsidiary corporations. In addition, given the criticality of the preservation and development of the Company’s proprietary products, trade secrets and know-how, the Plan will promote the interests of the Company and stockholders through providing a means to acquire Non-competition Agreements from key Employees who become Participants under this Plan. The Plan permits the grant of Restricted Stock awards (“Award” or “Awards”). The Plan has been adopted and approved by the Company’s Board of Directors and will become effective upon approval by the Company’s stockholders. Unless terminated sooner, the Plan will terminate at the close of business on the day before the tenth anniversary of the date the Plan is approved by the Company’s stockholders. Upon termination of the Plan, outstanding Awards will remain outstanding, but no additional Awards may be issued under the Plan.

II. Administration.

The Plan shall be administered by the Compensation Committee (“Committee”) appointed by the Board except as specified within the Plan. The Committee shall have the authority, except as specified to the contrary within the Plan, to determine eligibility and participation, grant Awards, amend the Plan, determine the terms and provisions of the respective Award Agreements, which need not be the same in all cases, interpret the respective Award Agreements and the Plan, and make all other determinations which, in the Committee’s judgment, are necessary or desirable in the administration of the Plan. Any determinations made by the Committee shall be final and binding. In the case of any Awards intended to qualify under the performance-based compensation exemption under Section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award as such.

III. Eligibility.

All of the Company’s Employees and Consultants are eligible to receive Awards under the Plan.

IV. Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the adjustment provisions of Section VI(a), the maximum number of shares of Common Stock, par value $.05 per share (“Shares”), which may be issued to Participants pursuant to Awards under the Plan shall be 500,000 Shares, provided that any Shares underlying Awards which are cancelled, terminated or forfeited, shall again become available for future issuance under the Plan. This limit is intended to comply with Section 162(m) of the Code or any successor provision. Notwithstanding anything to the contrary within the Plan, the foregoing limitations shall be subject to appropriate adjustment under Section VI(a) to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Section 162(m) of the Code.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards in substitution for any restricted stock granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. To the extent permitted by the requirements of the Nasdaq Stock Market (“Nasdaq”) or the applicable stock exchange or other legal requirements, any shares that are issued pursuant to Awards either assumed or converted due to an acquisition will not impact the number of Shares available for grant under the Plan.

V. Grant Terms and Conditions Applicable to Restricted Stock.

(a) Grant and Documentation. The Committee may grant Awards under the Plan. Each Award granted under the Plan shall be identified in an Award Agreement and subject to restrictions on transfer and ownership as the Committee may determine. The Committee shall determine and specify in each applicable Award Agreement, the number of Shares of Restricted Stock granted to any Participant, subject to the overall and individual maximums specified within the Plan. As soon as practical after the grant of an Award, a Certificate, registered in the Participant’s name, shall be issued covering the Shares underlying the Award. The Certificate shall bear a legend referring to the Award Agreement containing the terms, conditions and limitations of the Award. These limitations may include, but are not limited to, the achievement of Performance Goals and/or Continuous Service requirements with the Company. Upon vesting, and not before, the legend bearing the restrictions shall be removed. Unless the Committee determines otherwise, each Certificate issued pursuant to a grant of Restricted Stock shall be held by the Company or its designee prior to the applicable Vesting Date.

(b) Price. The Committee shall determine, and the Award Agreement shall specify, the price, if any, to be paid by the Participant for each Share of Restricted Stock.

(c) Vesting. At the time of grant, the Committee shall specify in each Award Agreement, the relevant terms of the vesting related to such Award. The Committee may structure the vesting to be based on the attainment of Performance Goals over a Performance Period and/or a Participant’s Continuous Service. Except as outlined in Section V(h) or Section VI(b), Awards that vest based solely upon a Participant’s Continuous Service will not vest sooner than in three equal increments on each of the first three anniversaries of the date of grant. No portion of an Award may be sold, pledged or otherwise disposed of prior to the occurrence of its Vesting Date, as determined by the Committee.

(d) Issuance of Certificates. Upon the vesting of Shares of Restricted Stock, the Committee shall issue a new Certificate, free of any restrictive legend relating to such vesting, for the number of Shares whose restrictions have lapsed, although the Committee shall not be required to issue any fractional Shares.

(e) Non-competition Agreements. At the time of grant, the Committee may specify in a Participant’s Award Agreement that acceptance of the Award will constitute an agreement between the Participant and the Company that, during the one year period following the termination of such Participant’s employment with the Company, whether voluntarily or involuntarily, such Participant may not accept an identical or substantially similar position to that held by the Participant at the Company immediately prior to termination with any business that is directly competitive with the business of the Company, or otherwise have any material investment or interest in any such competitive business. Should the Committee determine that this agreement had been violated at any point, all Awards whose restrictions have not fully lapsed will be forfeited.

(f) Rights of Restricted Stock Recipients. Commencing on the date an Award is granted, and subject to the delivery, acceptance and terms of the Award Agreement, the Participant shall become a shareholder of the Company as it relates to the Shares of Restricted Stock underlying the Award. Other than the right to sell the Shares prior to the lapse of the restrictions, and subject to any other terms contained within the Participant’s Award Agreement, the Participant shall be entitled to all rights of a shareholder, including the ability to vote those Shares and receive distributions related to those Shares. The Committee, in its discretion, may specify in the applicable Award Agreement whether dividends or other distributions related to Restricted Shares whose restrictions have not lapsed shall be held in escrow or otherwise by the Company until such restrictions lapse, or be distributed at the same time as to general shareholders. To the extent that the restrictions do not lapse due to failure to meet any applicable Continuous Service, Performance Goal, Non-competition or other requirement, any undistributed payments will be forfeited.

(g) Section 162(m). To the extent consistent with other provisions of the Plan, if the Committee determines at the time an Award is granted, that a Participant is or may become a Covered Employee, the Committee may specify that the following provisions related to Section 162(m) of the Code apply:

(i) Performance-Based Awards. Upon the grant of an Award, the Committee may specify, based on its discretion, that such Award will vest based upon the achievement of specified Performance Goals over a designated Performance Period. Performance Periods under the Plan may not be shorter than one year and may not exceed five years. Upon the grant of a Performance-Based Award, the Committee shall establish and document in writing, the following terms of the Performance-Based Award: the Performance Period, the Performance Measure(s) and the Performance Goal(s). Once established and documented by the Committee, these items may not be amended or otherwise altered if such changes would cause the Award to lose its qualification as performance-based compensation under Section 162(m) of the Code. Unless specified in an Award Agreement, or as outlined in Section V(h) or VI(b), Performance-Based Awards shall be distributed only after the end of the Performance Period. Performance-Based Awards, to the extent the Performance Goals are satisfied, may be distributed in a lump sum or in installments after the end of the designated Performance Period, provided any such distributions shall be made in a manner intended to avoid payments constituting nonqualified deferred compensation under Section 409A of the Code.

(ii) Performance Goals. If an Award granted to a Covered Employee, or an Employee who the Committee determines may become a Covered Employee, is intended to qualify under Section 162(m) of the Code, the restrictions associated with the Award shall be subject to the achievement of one or more objective Performance Goals established by the Committee and shall vest only to the extent the attainment of the Performance Goals has been certified by the Committee. Performance Goals shall be based on the achievement of specified levels of one or more of the following: revenue, return on capital, profit after taxes, total shareholder return, stock price performance, cash flow, earnings per share, return on equity, return on assets or net assets, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, return on invested capital, market segment share, product development, product release schedules, new product innovation, product or other cost reductions through advanced technology or other means, brand recognition/acceptance, product ship targets, sales of assets or subsidiaries, or customer satisfaction levels.

(iii) Application of Performance Goals. Performance Goals may be applied to the Company as a whole, a division, business unit or subsidiary and may be based on either absolute performance versus internally established goals or relative performance in relation to other companies or indices. Performance Goals shall be evaluated, as applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee. As soon as practical following the end of a Performance Period, the Committee shall evaluate and document in writing the extent to which the related Performance Goals have been satisfied and the number of Shares payable under any Performance-Based Award to the Participant. Subject to the express provisions of the Plan, the Committee may exercise its discretion to adjust downward, and not upward, the number of Shares payable under any Performance-Based Award subject to the Plan. Furthermore, the Committee may not refrain from enforcing the lack of achievement of any Performance Goal, except in case of the death or Disability of a Participant holding a Performance-Based Award. Notwithstanding any other provision of the Plan, the Committee may take such other actions as it deems appropriate and necessary to qualify Awards as performance-based compensation within Section 162(m) of the Code, or any successor provision. The Committee shall have the authority to make equitable adjustments to Performance Goals to account for unusual or non-recurring events affecting the Company to account for changes in applicable laws or regulations, items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or a change in accounting principles. Performance Goals shall be set by the Committee within the time period outlined by, and shall otherwise be in compliance with, Section 162(m) of the Code and any successor provisions.

(iv) Limitation on Awards to a Participant. The maximum number of Shares of Restricted Stock that may be granted to any one Participant in any calendar year under the Plan is 50,000 Shares. This limit is intended to comply with Section 162(m) of the Code or any successor provision.

(h) Effect of Termination of Employment. Except as otherwise determined by the Committee and provided in an Award Agreement:

(i) in the event a Participant’s employment with the Company shall terminate for any reason, other than: death, Disability or Involuntary Termination that is not For Cause, all Awards under the Plan whose restrictions have not lapsed will be forfeited;

(ii) in the case of the death or Disability of a Participant, Awards held by the Participant at the time of death or Disability that vest based on Continuous Service will accelerate, fully vest and be distributed to the Participant’s legal representatives or heirs in the case of death, or to the Participant or their legal representatives in the case of Disability; and

(iii) in the event that a Participant’s employment terminates due to Involuntary Termination that is not For Cause, Awards that vest based on Continuous Service that have been outstanding for less than one year, as of the date of Involuntary Termination that is not For Cause, will be forfeited, and Awards that vest based on Continuous Service that have been outstanding for more than one year, as of the date of Involuntary Termination that is not For Cause, will continue to vest for up to one year from the date of the Involuntary Termination that is not For Cause.

Neither eligibility under, nor participation in, the Plan shall be construed as giving any person the right to continued employment.

If a Participant’s employment terminates due to death, Disability or Involuntary Termination that is not For Cause, while holding, at the time of termination of employment, any Award that vests based on the attainment of Performance Goals, if more than 50% of the Performance Period is completed, the number of Shares that will vest upon the date of termination will be based on performance to date (pro-rated).

(i) Taxes. The Committee shall establish requirements as it deems appropriate in order to ensure that no Shares shall be delivered under the Plan to any Participant or their representatives, until such person(s) has made arrangements acceptable to the Committee for the payment of any Federal, State, Local, Employment or other applicable taxes required by law. The Company may deduct any such tax obligations from any payment of any kind due to the Participant. As determined appropriate by the Committee, minimum tax obligations may be satisfied in whole or in part by the delivery of Shares, including Shares retained from the vesting of Restricted Stock or other event creating the tax obligation. Any Shares withheld for this reason shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election.

(j) Transferability. Each Award by its terms shall not be transferable otherwise than by will or the laws of descent and distribution.

(k) Conditions on Removal of Restrictions. The Company will not be obligated to remove restrictions from any Award until:

(i) all conditions of the Award have been met or removed to the satisfaction of the Company,

(ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and

(iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(l) Acceleration. The Committee may at any time provide that any Award shall become immediately free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

VI. Effect of Certain Transactions.

(a) Change in Capitalization. In the event of a stock split, reverse stock split, stock dividend, combination, reclassification or similar change in the capital structure of the Company, the Committee shall make appropriate adjustments to the following items in order to prevent either the dilution or enlargement of the rights of Participants: the number of Shares covered by outstanding Awards, the price, if any, to be paid by the Participant for each Share of Restricted Stock, the maximum number of Shares available for issuance under the Plan, and the maximum number of Shares subject to Awards which may be awarded to any Participant during any tax year.

(b) Change-in-Control. Unless otherwise specified in an individual Award Agreement or otherwise, in the event of a Change-in-Control, the restrictions covering each outstanding Restricted Stock Award, whether the restrictions are based on Continuous Service or the attainment of Performance Goals, at the time of the Change-in-Control, shall lapse immediately prior to such Change-in-Control and such Restricted Stock shall no longer be subject to risk of forfeiture.

VII. Other Provisions Related To Restricted Stock.

(a) Conditions to Effectiveness of the Plan. The Plan was adopted by the Board of Directors on June 5, 2006 and amended on December 7, 2006. No Award may be granted under the Plan after the day prior to the tenth anniversary of the date the Plan was approved by the Company’s stockholders. No Award shall be granted if the grant and/or issuance of Shares pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction. Furthermore, if any term or provision of the Plan shall be deemed invalid, unlawful or unenforceable, that term or provision in question shall be revised in order to be valid, lawful and enforceable, but will not affect any other provision of the Plan.

(b) Alteration, Termination, Discontinuance, Suspension or Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that:

(i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m));

(ii) no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and

(iii) if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq rules, no amendment to the Plan:

(A) materially increasing the number of Shares authorized under the Plan (other than pursuant to Section VI),

(B) expanding the types of Awards that may be granted under the Plan, or

(C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained.

No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(c) Unfunded Plan. As an unfunded Plan, the Company will not be required to segregate any assets that may by covered by Awards under the Plan. Any obligations of the Company to Participants will be based upon any documented contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) International Considerations. Awards may be granted under the Plan to eligible persons in international locations. Although the Committee may not take any actions that would violate applicable laws, the Committee reserves the right to take all necessary actions in order to comply with local regulations and requirements, including without limitation:

(i) the right to establish separate sub-plans or programs to provide for the grant of Awards to eligible persons in international jurisdictions,

(ii) the right to tailor such sub-plans in a manner that, as the Committee determines necessary and advisable, will comply with local laws and regulations or maximize the efficiency of the Plan in light of local tax or accounting considerations, and

(iii) the right to take any action required, either before or after the grant of an Award, to comply with any applicable local government regulatory exemptions or approvals.

(e) Compliance With Code Section 409A of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

VIII. Definitions.

•	“Award” – Refers to any Restricted Stock Award, granted pursuant to the terms of the Plan.

•	“Award Agreement” – Refers to either a written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award and its terms.

•	“Board” – Refers to the Board of Directors of the Company.

•	“Code” – Refers to the Internal Revenue Code of 1986, as amended.

•	“Common Stock” or “Shares” – Refer to the Common Stock of the Company.

•	“Certificate” – Refers to either a paper stock certificate, an electronic book entry or some other electronic form of account entry evidencing the ownership of shares of Restricted Stock.

•	“Change-in-Control” – For purposes of the Plan, a Change-in-Control will be deemed to have occurred upon (A) any merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation) or (B) the issuance, sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction or (C) the sale of all or substantially all of the assets of the Company.

•	“Committee” – The Compensation Committee of the Board of Directors.

•	“Company” – Means Analogic Corporation and, except where the context otherwise requires, shall include any subsidiary corporations within the meaning of Section 424 of the Code.

•	“Consultant” – Refers to a consultant of the Company.

•	“Continuous Service” – Refers to uninterrupted employment with the Company.

•	“Covered Employee” – Refers to a covered employee within the meaning of Section 162(m) of the Code.

•	“Disability” – Applies if a Participant is entitled to receive benefits under a Company sponsored disability program. If no program is in effect for that Participant, Disability will apply if the Participant has become totally and permanently disabled as specified under Section 22(e)(3) of the Code.

•	“Employee” – Refers to any individual employed by the Company.

•	“Fair Market Value” – Refers to the mean of the high and low sales prices on a given date.

•	“Involuntary Termination that is not For Cause” – Refers to the termination of an Employee due to a layoff or weak performance.

•	“Nasdaq” – Refers to the Nasdaq Stock Market.

•	“Participant” – Refers to a person who is granted a Stock Option under the Plan.

•	“Performance-Based Award” – Refers to an Award under the Plan which is intended to qualify as performance-based compensation under Section 162(m) of the Code.

•	“Performance Goal” – Refers to the level of performance established by the Committee as the targeted level of achievement with respect to a Performance Measure. Performance Goals may be structured as absolute or relative and can vary from Performance Period to Performance Period and from Participant to Participant.

•	“Performance Measure” – Refers to one or more of the following measures as selected by the Committee to measure Company, business unit, division or subsidiary performance during a Performance Period: revenue, return on capital, profit after taxes, total shareholder return, stock price performance, cash flow, earnings per share, return on equity, return on assets or net assets, income or net income, operating income or net operating income, operating profit or net operating profit, operating margin or profit margin, return on operating revenue, return on invested capital, market segment share, product development, product release schedules, new product innovation, product cost reduction through advanced technology, brand recognition/acceptance, product ship targets, cost reductions, sales of assets or subsidiaries, or customer satisfaction levels.

•	“Performance Period” – Refers to a period of time between one and five years in duration during which the achievement of one or more Performance Goals will be measured and used to determine a Participant’s rights to an Award.

•	“Plan” – The Analogic 2007 Restricted Stock Plan, as amended from time to time.

•	“Restricted Stock” – Refers to shares of Company Stock subject to restrictions as set forth in an Award.

•	“Section 162(m)” – Refers to Section 162(m) of the Code.

•	“Vesting Date” – Refers to the date established by the Committee on which an Award shall vest or the date upon which Performance Goals applicable to an Award are achieved.”

APPENDIX C

ARTICLE IV

Provisions Relating to Capital Stock

Section 1. Certificates of Shares of Stock. If shares are represented by certificates, such certificates shall be in such form as the Board of Directors may adopt, and at a minimum each certificate shall state on its face (a) the name of the corporation and that it is organized under the laws of the Commonwealth of Massachusetts, (b) the name of the person to whom issued, and (c) the number and class of shares and the designation of the series, if any, that the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences, and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Each certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a certificate no longer holds office when such certificate is issued, the certificate shall nevertheless be valid. Each certificate that is subject to a restriction on transfer or registration of transfer of shares pursuant to the Articles of Organization, the By-laws, or an agreement to which the corporation is a party, shall have the existence of the restriction noted conspicuously on the front or back of the certificate. Subject to the restrictions, if any, noted on a certificate, and except with respect to uncertificated shares issued pursuant to Section 2 of this ARTICLE IV, the shares represented thereby shall be transferred on the books of the corporation only by surrender to the corporation or its transfer agent of the certificate therefor, properly endorsed or accompanied by a written assignment and power of attorney properly executed, with any necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

Section 2. Uncertificated Shares of Stock. The Board of Directors may authorize the issue of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required by the Massachusetts Business Corporation Act (“MBCA”), as in effect from time to time, to be on certificates.

Section 3. Record and Beneficial Owners. The corporation shall be entitled to treat the person in whose name shares are registered in the records of the corporation as the holder of the shares for all purposes, including the payment of dividends and the right to vote with respect thereto, or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the corporation as the holder of such shares, the corporation shall be entitled to treat the beneficial owner of shares as the holder of the shares to the extent of the rights granted by a nominee certificate on file with the corporation. It shall be the duty of each stockholder to notify the corporation of his or her address.

Section 4. Lost or Destroyed Certificates. The Board of Directors may, subject to Massachusetts General Laws, Chapter 106, Section 8-405, determine the conditions upon which a new certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of the new certificate.

C-1

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

978-326-4000

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends a vote FOR the election of the nominees as Directors.

1. To elect the nominees as Directors.

Nominees:

For Withhold

01 - Bernard M. Gordon

02 - John A. Tarello

B Issues

The Board of Directors recommends a vote FOR Proposals 2 and 3.

For Against Abstain

2. To approve the Company’s 2007 Stock Option Plan.

3. To approve the Company’s 2007 Restricted Stock Plan.

4. To act upon all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy)

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

0 1 1 3 8 6

1UPX

C O Y

Proxy - Analogic Corporation

Proxy for Annual Meeting of Stockholders to be held on January 29, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John J. Millerick and Alex A. Van Adzin, or either one of them, attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the “Company”) to be held at the Company’s headquarters located at 8 Centennial Drive, Peabody, Massachusetts 01960 on January 29, 2007 at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers that the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR election of the nominees as directors, FOR approval of the Company’s 2007 Stock Option Plan, and FOR approval of the Company’s 2007 Restricted Stock Plan.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE